Exhibit 10.4

ADDENDUM #5 TO LEASE AGREEMENT

THIS ADDENDUM #5 TO LEASE AGREEMENT, dated as of December 2, 2005, is entered into by and between CIRCLE CAPITAL LONGMONT LLC, a Delaware limited liability company (“Landlord”) and ARRAY BIOPHARMA, INC., a Delaware corporation (“Tenant”).

Recitals:

  A. Landlord’s predecessor in interest and Tenant entered into a written lease agreement, dated February 28, 2000, as amended by Addendum to Lease Agreement #1 dated May 24, 2001, Addendum to Lease Agreement #2, dated February 11, 2002, Addendum to Lease Agreement dated November 30, 2004 and Addendum #4 to Lease Agreement dated August 1, 2005 (“Addendum #4) (collectively, the “Lease”), pertaining to Suites A & B of the Building located at 2620 Trade Centre Avenue which Premises consist of approximately 43,200 rentable square feet of space (the “Premises”). (Initially capitalized terms not otherwise defined herein have the same meaning as in the Lease.)

  B. Under Addendum #4 to Lease Agreement, Tenant was granted an option, under certain terms, to lease additional space (as defined in Addendum #4, the “Expansion Option”) in the buildings located at 2500, 2420 and/or 2410 Trade Centre Avenue.  To exercise the Expansion Option, Tenant was required to give written notice to Landlord of its election to exercise the Expansion Option on or before the 120th day after mutual execution of Addendum #4.

  C. Tenant desires to exercise the Expansion Option with respect to the buildings located at 2500 and 2420 Trade Centre Avenue.  Tenant and Landlord have engaged in discussions concerning Tenant’s interest in the possible expansion and improvement of the building located at 2410 Trade Centre Avenue.  Tenant remains interested in exercising the Expansion Option with respect to the building located at 2410 Trade Centre Avenue, particularly if such building can be appropriately expanded and improved.

  D. Landlord and Tenant desire to amend the Lease in the manner and form hereinafter set forth.

 NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

 1. Tenant is not required to exercise the Expansion Option with respect to all the Option Space at once.  Rather, Tenant may submit more than one Tenant’s Expansion Notice, provided that Tenant complies with the provisions set forth in Section 10B(ii) of Addendum #4.

 2. Upon execution by both Landlord and Tenant, this Addendum shall be deemed Tenant’s Expansion Notice with respect to the buildings located at 2500 and 2420 Trade Centre Avenue. Following the mutual execution of this Addendum, the procedures provided in Sections 10.B through 10.F of Addendum #4 shall govern the leasing of such space.

 3. To exercise the Expansion Option with respect to the building located at 2410 Trade Centre Avenue, Tenant shall give Tenant’s Expansion Notice on or before December 31, 2005.  If Tenant exercises the 2410 Trade Centre Avenue Expansion Option by giving Tenant’s Expansion Notice, Landlord shall use reasonable efforts to notify Tenant whether 2410 Trade Centre Avenue is included within the Expansion Premises on or before the 90th day after mutual execution of this Addendum, but in no event later than the 90th day after receipt of Tenant’s Expansion Notice for 2410 Trade Centre Avenue.

 4. In connection with Tenant’s consideration of whether to exercise the Expansion Option pertaining to 2410 Trade Centre Avenue, Tenant has requested that Landlord consider addition of a partial second floor to 2410 Trade Centre Avenue of sufficient size such that the building would comprise 36,000-40,000 square feet and improvements to the entry and landscaping to be compatible for use as a corporate office headquarters.  Tenant has already provided Landlord with preliminary requirements and with drawings of the requested addition and improvements. Following the mutual execution of this Addendum, Landlord shall review and approve or suggest revisions to the preliminary requirements and drawings submitted by Tenant and thereafter Landlord and Tenant shall reasonably cooperate to finalize preliminary plans, taking into account reasonable design suggestions by Tenant concerning the nature and scope of such expansion and improvements; when approved by Landlord and Tenant such plans shall be deemed the “2410 Preliminary Plans.”  Following mutual approval of the 2410 Preliminary Plans, (i) Landlord shall use commercially reasonable efforts to obtain preliminary approvals of the 2410 Preliminary Plans from all relevant local officials prior to December 31, 2005, and (ii) prior to December 31, 2005, Landlord shall provide Tenant a written offer (as an alternative to the terms that would otherwise be applicable under Section 10.D of Addendum #4), taking into account the estimated costs for completing work in accordance with the 2410 Preliminary Plans, which offer shall include the terms under which Landlord would rent 2410 Trade Centre Avenue to Tenant assuming completion of such expansion and improvements and delivery of such space by March 1, 2008 (which offer would be subject to Landlord obtaining final building permit approvals for construction in accordance with the 2410 Preliminary Plans and confirming its ability to reach agreement with the existing tenant as provided below) and the terms that would be applicable to a purchase of 2410 Trade Centre Avenue under Section 12 of Addendum #4 taking into account such work (collectively, “Landlord’s 2410 Offer”).

 5. If Tenant desires to exercise Tenant’s Expansion Option for the building at 2410 Trade Centre Avenue, Tenant shall give Landlord Tenant’s Expansion Notice on or before January 6, 2006.  The terms of Section 10.D of Addendum #4 (without regard to Landlord’s 2410 Offer) shall govern the leasing of such space.  In the event Tenant remains interested in expansion and improvement of the building at 2410 Trade Centre Avenue in accordance with the 2410 Preliminary Plans, Tenant shall so indicate in Tenant’s Expansion Notice and the parties shall thereafter negotiate in good faith, based on Landlord’s 2410 Offer and taking into account the then-current status of construction building permit approvals, the basis on which Landlord is able to reach agreement with the existing tenant, and inclusion of 2410 Trade Centre Avenue within the Expansion Premises, the terms under which Landlord would rent 2410 Trade Centre Avenue to Tenant assuming completion of such expansion and improvements and delivery of such space by March 1, 2008 and the terms that would be applicable to a purchase of 2410 Trade Centre Avenue under Section 12 of Addendum #4 taking into account such work.  All other provisions relating to the Option Space at 2410 Trade Centre Avenue shall be as set forth in the Lease.

 6. Non-Disclosure.  The terms of the Lease, including this Addendum are subject to Section 16 of Addendum 4.

 7. Conflicts. If there is any conflict between the terms of this Addendum and the terms of the Lease, the terms of this Addendum shall govern.  The Lease as hereby amended is in full force and effect, is hereby ratified and affirmed by the parties, and is binding upon the parties in accordance with its terms.

 8. Time of Essence.  Time is of the essence herein.

 IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written and is effective upon delivery of a fully executed copy to Tenant; the last date signed is the date of mutual execution as referred to above.

LANDLORD:	CIRCLE CAPITAL LONGMONT LLC

By:	Circle Capital Property Management LLC, Authorized Agent

By
Date Signed	Terry Fitzpatrick, Manager

TENANT:	ARRAY BIOPHARMA, INC., a Delaware corporation

By
Date Signed	R. Michael Carruthers, CFO

ADDENDUM #6 TO LEASE AGREEMENT

THIS ADDENDUM #6 TO LEASE AGREEMENT, dated as of December 22, 2005 is entered into by and between CIRCLE CAPITAL LONGMONT LLC, a Delaware limited liability company (“Landlord”) and ARRAY BIOPHARMA, INC., a Delaware corporation  (“Tenant”).

Recitals:

A.            Landlord’s predecessor in interest and Tenant entered into a written lease agreement, dated February 28, 2000, as amended by Addendum to Lease Agreement #1 dated May 24, 2001, Addendum to Lease Agreement #2, dated February 11, 2002, Addendum to Lease Agreement dated November 30, 2004, Addendum #4 to Lease Agreement dated August 1, 2005 (“Addendum #4”), and Addendum #5 to Lease Agreement dated as of November 30, 2005 (“Addendum #5”) (collectively, the “Lease”), pertaining to Suites A & B of the Building located at 2620 Trade Centre Avenue which Premises consist of approximately 43,200 rentable square feet of space (the “Premises”). (Initially capitalized terms not otherwise defined herein have the same meaning as in the Lease.)

B.            Under Addendum #4 to Lease Agreement, Tenant was granted an option, under certain terms, to lease additional space (as defined in Addendum #4, the “Expansion Option”) in the buildings located at 2500, 2420 and/or 2410 Trade Centre Avenue.  To exercise the Expansion Option, Tenant was required to give written notice to Landlord of its election to exercise the Expansion Option on or before the 120th day after mutual execution of Addendum #4.

C.            Under Addendum #5 to Lease Agreement, Tenant exercised the Expansion Option with respect to 2500 and 2420 Trade Centre Avenue and amended the terms of the Expansion Option with respect to the 2410 Trade Centre Avenue.

D.            Landlord and Tenant wish to further amend the terms of the Expansion Option with respect to 2410 Trade Centre Avenue.

E.             Landlord and Tenant desire to amend the Lease in the manner and form hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

1.             Modification of Section 3.  The date, December 31, 2005, in Section 3 of Addendum #5 shall be amended to February 6, 2006.

2.             Modification of Section 4.  The date, December 31, 2005 wherever it appears in Section 4 of Addendum #5 shall be amended to January 31, 2006.

3.             Modification of Section 5.  The date, January 6, 2006, in Section 5 of Addendum #5 shall be amended to February 6, 2006.

4.             Conflicts. If there is any conflict between the terms of this Addendum and the terms of the Lease, the terms of this Addendum shall govern.  The Lease as hereby amended is in full force and effect, is hereby ratified and affirmed by the parties, and is binding upon the parties in accordance with its terms.

5.             Time of Essence.  Time is of the essence herein.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written and is effective upon delivery of a fully executed copy to Tenant; the last date signed is the date of mutual execution as referred to above.

LANDLORD:	CIRCLE CAPITAL LONGMONT LLC

	By:	Circle Capital Property Management LLC, Authorized Agent

By
Date Signed			Terry Fitzpatrick, Manager

TENANT:	ARRAY BIOPHARMA, INC., a Delaware corporation

By
Date Signed			R. Michael Carruthers, CFO